Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Fred Halvin	Julie Craven
(507) 437-5007	(507) 437-5345
fdhalvin@hormel.com	jhcraven@hormel.com

HORMEL FOODS REPORTS THIRD QUARTER RESULTS

AUSTIN, Minn., August 25, 2005 (BUSINESS WIRE) – Hormel Foods Corporation (NYSE: HRL) today reported its performance for the fiscal 2005 third quarter.

HIGHLIGHTS

•                  Diluted EPS of $.37, up 16 percent from adjusted earnings from operations of $.32 per share in 2004 (2004 GAAP earnings were $.40 per share, which included a one-time $.08 per share gain from the sale of Vista International Packaging, Inc.)

•                  Dollar sales of $1.4 billion increased 17 percent from 2004 (up 4 percent excluding acquisitions/divestitures)

•                  Volume up 22 percent compared to last year (up 4 percent excluding acquisitions/divestitures)

•                  Jennie-O Turkey Store operating profit up 226 percent; volume up 6 percent; dollar sales up 3 percent

•                  Refrigerated Foods operating profit down 17 percent; volume up 39 percent (up 7 percent excluding acquisitions); dollar sales up 28 percent (up 2 percent excluding acquisitions)

•                  Grocery Products operating profit up 8 percent; volume up 6 percent (down 1 percent excluding acquisitions); dollar sales up 10 percent (up 6 percent excluding acquisitions)

•                  Specialty Foods operating profit up 10 percent; volume up 11 percent (down 2 percent excluding acquisitions); dollar sales up 16 percent (up 6 percent excluding acquisitions)

•                  Acquisition integrations on target

Hormel Foods Corporation (NYSE: HRL-News), the multinational marketer of consumer-branded meat and food products, today reported fiscal 2005 third quarter net earnings of $51.4 million, up 15 percent from adjusted earnings from operations of $44.8 million a year earlier (last year GAAP earnings were $56.3 million, which includes $11.5 million after tax gain from the sale of Vista).  Diluted earnings per share were $.37 this year compared to $.32 per share from adjusted earnings from operations last year (GAAP earnings were $.40 per share, which includes $.08 per share gain from the sale of Vista).  Sales totaled $1.4 billion, up from $1.2 billion in fiscal 2004.

For the nine months ended July 31, 2005, net earnings were $171.7 million, or $1.23 per diluted share (up 14 percent), compared to $150.3 million from adjusted earnings from operations a year ago, or $1.07 per diluted share (GAAP earnings were $161.8 million and $1.15 per share, which includes $11.5 million after tax gain from Vista sale, or $.08 per share).  Sales totaled $3.9 billion, up 15 percent, from $3.4 billion in the same period last year.

COMMENTARY AND OUTLOOK

“Our turkey business delivered another outstanding quarter driven by continued value-added sales growth, lower grain markets and efficiencies in our production facilities.  Impressive growth from several of our value-added products in Refrigerated Foods and key categories in the Grocery Products segment benefited the bottom line as well,” said Joel W. Johnson, chairman of the board and chief executive officer.  “The acquisitions that were completed earlier in the year are gaining momentum and made positive contributions also,” Johnson said.

“The year-over-year improvement in both the top and bottom line reported by the Grocery Products segment is encouraging.  Two important areas of growth include the HORMEL microwave line of products and the SPAM family of products,” Johnson said.  “Chili shipments were down in the quarter versus last year, partially due to pipe line inventory gains last year as STAGG chili was expanded nationally. Looking forward, we have good commitments for the upcoming fall and winter chili season,” said Johnson.

“We continue to see very good demand for our value-added protein products that are sold through our Refrigerated Foods and
Jennie-O Turkey Store segments.  Items like our HORMEL fully cooked entrees, HORMEL party trays and JENNIE-O TURKEY STORE tray pack items reported double-digit growth.  Also, our case-ready business reported outstanding growth, with volume up 40 percent,” Johnson said.

“The integration of the four acquisitions that were completed this year, Farmer John, Mexican Accent, Mark-Lynn Foods and Lloyd’s Barbeque Company, continues to go well.  We are very pleased the way these businesses fit into the Hormel Foods organization and the contributions they made in the quarter,” commented Johnson.  “We continue to explore additional opportunities that would complement our portfolio,” said Johnson.

“The outlook for our business looks good going into the fourth quarter.  Even though last year’s fourth quarter included an extra week, solid performance from all segments should enable us to deliver improved results for the quarter compared to a year ago,” Johnson said.

“After assessing industry factors and our business plans and prospects, our earnings guidance for the fourth quarter of fiscal 2005 is in a range of $.50 to $.56 per share.  For the full year of fiscal 2005, we are tightening our earnings guidance from $1.70 - $1.80 to $1.73 - $1.79,” Johnson concluded.

OPERATING HIGHLIGHTS

Grocery Products (13% of Net Sales, 25% of Total Segment Operating Profit)

•                  Dollar sales totaled $182 million, up 10 percent.

•                  Volume up 6 percent.  Contributors to the increase include Mexican Accent products, SPAM family of products and HORMEL microwave products.

•                  Operating profit was up 8 percent.  New profitable sales from Mexican Accent, increased sales from the SPAM family of products and improved costs for HORMEL flavored bacon bits were the key drivers behind the increase in operating profit.

•                  The roll-out of the 15 oz. microwave HORMEL and STAGG chili items are getting good reception from retailers.  We expect additional distribution in the fourth quarter.

Refrigerated Foods (53% of Net Sales, 32% of Total Segment Operating Profit)

•                  Dollar sales totaled $726 million, up 28 percent.

•                  Volume increased 39 percent.

•                  Operating profit down 17 percent.  Exceptional prior year pork margins created difficult comparisons.  Improved results from value-added retail items helped off-set some of the variance.

•                  Outstanding growth from case-ready products with volume up 40 percent.

•                  Value-added areas of growth reporting double-digit volume increases include HORMEL fully cooked entrees, HORMEL party trays and Dilusso Deli Company items.

•                  Completed the integration of Lloyd’s Barbeque Company into segment.  Excellent progress is being made achieving cost synergies and the sales volumes are tracking at planned levels.

•                  Farmer John synergy projects continue to reveal cost saving opportunities.

•                  Foodservice volume up 3 percent driven by growth from precooked breakfast sausage, ALWAYS TENDER pork, AUSTIN BLUES BBQ, APPLEWOOD smoked bacon and CAFÉ H products.

Jennie-O Turkey Store (20% of Net Sales, 30% of Total Segment Operating Profit)

•                  Dollar sales totaled $266 million, an increase of 3 percent.

•                  Volume was up 6 percent.  Double-digit volume growth items include JENNIE-O TURKEY STORE rotisserie turkey breasts, premium seasoned turkey breasts, tray pack and turkey burgers.

•                  Operating profit totaled $27 million compared to $8 million last year.  The higher operating profit resulted from a combination of value-added sales growth, lower feed costs and efficiencies in our production facilities.

Specialty Foods (10% of Net Sales, 8% of  Total Segment Operating Profit)

•                  Dollar sales increased 16 percent to $133 million.

•                  Volume was up 11 percent and operating profit was up 10 percent as a result of the addition of Mark-Lynn Foods and strong sugar substitute sales.  Century Foods International posted lower sales in the quarter.

•                  Integration of Mark-Lynn on target.

All Other (4% of Net Sales, 5% of Total Segment Operating Profit)

•                  Dollar sales down 5 percent to $48 million.  Year-ago results included $7 million of sales from Vista International Packaging, which was sold in the third quarter of fiscal 2004.  Excluding Vista, this year’s dollar sales were up 11 percent, driven by strong export sales of fresh pork.  Dan’s Prize also reported double-digit growth.

•                  Volume was down 3 percent compared with last year.

•                  Operating profit was down 25 percent, due principally to Vista’s removal from our portfolio.

Net Interest and Investment Income/General Corporate Expense

•                  Net interest and investment income improved in 2005 due to a $3.2 million increase in the Rabbi Trust return compared to a year ago.

•                  General corporate expenses were higher in 2005 because of the $18.1 million pre-tax gain from the sale of Vista and a credit of $2.4 million for a reduction to post-retirement benefits (Medicare Act of 2003) that occurred in 2004.

DIVIDENDS

Effective August 15, 2005, the company paid its 308th consecutive quarterly dividend.  The annual rate is $.52 per share.

CONFERENCE CALL

A conference call will be Webcast at 9:30 a.m. CT on Thursday, August 25, 2005.  Access is available at www.hormel.com.  If you do not have Internet access and want to listen to an audio replay, call 800-642-1687 in the United States and 706-645-9291 internationally and enter conference call ID 8740934.  The Webcast replay will be available at 12:00 (noon) CT, August 25, and archived for one year.  The audio replay will be available beginning at 10:30 a.m. CT on Thursday, August 25, 2005, through 11:30 p.m. CT on September 23, 2005.

ABOUT HORMEL FOODS CORPORATION

Hormel Foods Corporation, based in Austin, Minn., is a multinational manufacturer and marketer of consumer-branded food and meat products, many of which are among the best known and trusted in the food industry.  The company leverages its extensive expertise, innovation and high competencies in pork and turkey processing and marketing to bring quality, value-added brands to the global marketplace.  For the past five years, Hormel Foods was named one of “The 400 Best Big Companies in America” by Forbes magazine.  The company enjoys a strong reputation among consumers, retail grocers, foodservice and industrial customers for products that are highly regarded for quality, taste, nutrition, convenience and value.  For more information, visit www.hormel.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking information based on management’s current views and assumptions.  Actual events may differ.  Please refer to the Cautionary Statement Relevant to Forward-Looking Statements and Information that appears on Exhibit 99.1 of the company’s Annual Report on Form 10-K for the fiscal year ended October 30, 2004, which can be accessed at http://www.hormel.com

Segment Data

Fiscal 2005 Third Quarter Segment Operating Results (in Thousands)

	THIRD QUARTER – 13 WEEKS ENDED
	July 31, 2005	July 24, 2004	% Change
SALES
Grocery Products	$182,029	$165,207	10.2
Refrigerated Foods	725,883	567,073	28.0
Jennie-O Turkey Store	266,055	258,042	3.1
Specialty Foods	133,403	115,371	15.6
All Other	47,651	50,306	(5.3)
Total	$1,355,021	$1,155,999	17.2

OPERATING PROFIT
Grocery Products	$23,089	$21,477	7.5
Refrigerated Foods	29,712	35,680	(16.7)
Jennie-O Turkey Store	27,005	8,279	226.2
Specialty Foods	7,569	6,896	9.8
All Other	4,719	6,325	(25.4)
Total segment operating profit	92,094	78,657	17.1
Other income and net interest	(4,425)	(6,730)	34.2
Gen. corporate (expense) income	(6,137)	16,804	(136.5)
Income before tax	$81,532	$88,731	(8.1)

	YEAR TO DATE – 39 WEEKS ENDED
	July 31, 2005	July 24, 2004	% Change
SALES
Grocery Products	$566,490	$535,673	5.8
Refrigerated Foods	2,062,166	1,653,684	24.7
Jennie-O Turkey Store	777,031	735,359	5.7
Specialty Foods	374,323	350,635	6.8
All Other	156,079	159,308	(2.0)
Total	$3,936,089	$3,434,659	14.6

OPERATING PROFIT
Grocery Products	$86,523	$84,888	1.9
Refrigerated Foods	91,065	102,648	(11.3)
Jennie-O Turkey Store	95,277	47,178	102.0
Specialty Foods	19,007	19,991	(4.9)
All Other	13,726	19,476	(29.5)
Total segment operating profit	305,598	274,181	11.5
Other income and net interest	(12,414)	(7,581)	(63.8)
Gen. corporate expense	(20,259)	(12,026)	(68.5)
Income before tax	$272,925	$254,574	7.2

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	7-31-2005	7-24-2004	7-31-2005	7-24-2004

Net sales	$1,355,021	$1,155,999	$3,936,089	$3,434,659

Cost of products sold	1,054,277	899,071	3,020,841	2,632,536

GROSS PROFIT:	300,744	256,928	915,248	802,123

Expenses:
Selling and delivery	144,490	123,156	420,772	377,517

Marketing	29,379	24,915	90,288	77,981

Administrative & general	41,817	32,490	123,675	107,709

Gain on sale of business	0	(18,063)	0	(18,063)

TOTAL EXPENSES AND GAIN ON SALE OF BUSINESS:	215,686	162,498	634,735	545,144

Equity in earnings of affiliates	899	1,031	4,826	5,176

OPERATING INCOME:	85,957	95,461	285,339	262,155

Other income & expenses:
Interest & investment income (loss)	2,898	(85)	8,389	12,497

Interest expense	(7,323)	(6,645)	(20,803)	(20,078)

EARNINGS BEFORE INCOME TAXES:	81,532	88,731	272,925	254,574

Provision for income taxes	30,099	32,388	101,199	92,754
(effective tax rate)	36.92%	36.50%	37.08%	36.43%

NET EARNINGS	$51,433	$56,343	$171,726	$161,820

NET EARNINGS PER SHARE (Basic)	$.37	$.41	$1.24	$1.17
NET EARNINGS PER SHARE (Diluted)	$.37	$.40	$1.23	$1.15

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	July 31, 2005	October 30, 2004
	(In Thousands)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$134,893	$288,881
Accounts receivable	268,084	272,738
Inventories	508,737	425,655
Deferred income taxes	30,857	29,254
Prepaid expenses & other current assets	16,426	12,875

TOTAL CURRENT ASSETS	958,997	1,029,403

INTANGIBLES	611,594	512,942

OTHER ASSETS	281,792	287,386

PROPERTY, PLANT & EQUIPMENT, NET	882,392	704,237

TOTAL ASSETS	$2,734,775	$2,533,968

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

TOTAL CURRENT LIABILITIES	$545,431	$464,366

LONG-TERM DEBT – LESS CURRENT MATURITIES	361,160	361,510

OTHER LONG-TERM LIABILITIES	311,976	308,844

SHAREHOLDERS’ INVESTMENT	1,516,208	1,399,248

TOTAL LIAB. & SHAREHOLDERS’ INVESTMENT	$2,734,775	$2,533,968

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Thirty-Nine Weeks Ended
	7-31-2005	7-24-2004
	(In Thousands)
OPERATING ACTIVITIES
Net earnings	$171,726	$161,820
Adjustments to reconcile to net cash provided by operating activities:
Depreciation	79,499	64,581
Amortization of intangibles	7,092	5,247
Equity in earnings of affiliates	(4,705)	(4,587)
Provision for deferred income taxes	(4,126)	(9,353)
Loss (Gain) on property/equipment sales and plant facilities	164	(63)
Gain on sales of business and investment	0	(24,285)
Changes in operating assets and liabilities net of acquisitions:
Decrease in accounts receivable	37,533	29,312
Increase in inventories, prepaid expenses, and other current assets	(23,206)	(68,336)
(Decrease) Increase in accounts payable and accrued expenses	(8,263)	12,515
Other	5,375	3,909
NET CASH PROVIDED BY OPERATING ACTIVITIES	261,089	170,760

INVESTING ACTIVITIES
Purchase of held-to-maturity securities	0	(3,250)
Acquisitions of businesses	(339,944)	(2,097)
Purchases of property / equipment	(78,212)	(57,234)
Proceeds from sales of property / equipment	1,719	827
Proceeds from sales of business and investment	0	126,774
Decrease (Increase) in investments, equity in affiliates, net pension assets, and other assets	10,574	(21,947)
Dividends from affiliates	775	0
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(405,088)	43,073

FINANCING ACTIVITIES
Proceeds from short-term debt	115,000	0
Principal payments on short-term debt	(55,000)	0
Principal payments on long-term debt	(5,035)	(21,569)
Dividends paid on common stock	(51,469)	(45,729)
Stock repurchase	(22,592)	(13,141)
Other	9,107	8,985
NET CASH USED IN FINANCING ACTIVITIES	(9,989)	(71,454)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(153,988)	142,379
Cash and cash equivalents at beginning of year	288,881	97,976
CASH AND CASH EQUIVALENTS AT END OF QUARTER	$134,893	$240,355